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EXHIBIT 21

KRAFT FOODS INC. SUBSIDIARIES

        Certain active subsidiaries of the Company and their subsidiaries as of December 31, 2006, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	State or Country of Organization
152999 Canada Inc.	Canada
3072440 Nova Scotia Company	Canada
AB Kraft Foods Lietuva	Lithuania
Aberdare Two Developments Ltd	British Virgin Islands
AGF SP, Inc.	Japan
AGF Suzuka, Inc.	Japan
Ajinomoto General Foods, Inc.	Japan
Alimentos Especiales, Sociedad Anonima	Guatemala
Balance Bar Company	Delaware
Beijing Nabisco Food Company Ltd.	China
Boca Foods Company	Delaware
Cafe Grand "Mere S.A.S.	France
Callard & Bowser-Suchard, Inc.	Delaware
Capri Sun, Inc.	Delaware
Carlton Lebensmittelvertriebs GmbH	Germany
Carnes y Conservas Espanolas S.A.	Spain
Churny Company, Inc.	Delaware
Closed Joint Stock Company Kraft Foods Ukraine	Ukraine
Compania Venezolana de Conservas C.A.	Venezuela
Consiber S.A.	Spain
Corporativo Kraft, S. de R.L. de C.V.	Mexico
Cote d'Or Italia S.r.l.	Italy
El Gallito Industrial, S.A	Costa Rica
Family Nutrition Company S.A.E.	Egypt
Fattorie Osella S.p.A.	Italy
Freezer Queen Foods (Canada) Limited	Canada
Fulmer Corporation Limited	Bahamas
HAG-Coffex SNC	France
Hervin Holdings, Inc.	Delaware
KFI-USLLC I	Delaware
KFI-USLLC IX	Delaware
KFI-USLLC VII	Delaware
KFI-USLLC XI	Delaware
KFI-USLLC XVI	Delaware
KJS India Pte	India
Kraft Canada Inc.	Canada
Kraft Food Ingredients Corp.	Delaware
Kraft Foods (Australia) Limited	Australia
Kraft Foods (Bahrain) W.L.L.	Bahrain
Kraft Foods (Beijing) Company Limited	China
Kraft Foods (China) Company Limited	China
Kraft Foods (New Zealand) Limited	New Zealand
Kraft Foods (Philippines), Inc.	Philippines
Kraft Foods (Puerto Rico), Inc.	Puerto Rico

Kraft Foods (Singapore) Pte Ltd.	Singapore
Kraft Foods (Thailand) Limited	Thailand
Kraft Foods (Trinidad) Unlimited	Trinidad
Kraft Foods Argentina S.A.	Argentina
Kraft Foods AS	Norway
Kraft Foods Asia Pacific Holding LLC	Delaware
Kraft Foods Asia Pacific Services PTE Ltd.	Singapore
Kraft Foods Aviation LLC	Wisconsin
Kraft Foods Belgium S.A.	Belgium
Kraft Foods Brasil S.A.	Brazil
Kraft Foods Bulgaria AD	Bulgaria
Kraft Foods Caribbean Sales Corp.	Delaware
Kraft Foods Central & Eastern Europe Service BV	Netherlands
Kraft Foods Chile S.A.	Chile
Kraft Foods Colombia Ltda.	Colombia
Kraft Foods Colombia S.A.	Colombia
Kraft Foods Costa Rica, S.A.	Costa Rica
Kraft Foods CR s.r.o.	Czech Republic
Kraft Foods Danmark ApS	Denmark
Kraft Foods Danmark Holding A/S	Denmark
Kraft Foods de Mexico, S. de R.L. de C.V.	Mexico
Kraft Foods Deutschland GmbH	Germany
Kraft Foods Deutschland Holding GmbH	Germany
Kraft Foods Dominicana, S.A.	Dominican Republic
Kraft Foods Ecuador S.A.	Ecuador
Kraft Foods Egypt LLC	Egypt
Kraft Foods Espana, S.L.U.	Spain
Kraft Foods European Business Services Centre s.r.o.	Slovakia
Kraft Foods European Services Centre, S.L.U.	Spain
Kraft Foods Finance Europe AG	Switzerland
Kraft Foods France	France
Kraft Foods Galletas S.A.	Spain
Kraft Foods Global, Inc.	Delaware
Kraft Foods Hellas S.A.	Greece
Kraft Foods Holding (Europa) GmbH	Switzerland
Kraft Foods Holdings, Inc.	Delaware
Kraft Foods Holland Holding B.V.	Netherlands
Kraft Foods Honduras, S.A.	Honduras
Kraft Foods Hors Domicile	France
Kraft Foods Hungaria Kft.	Hungary
Kraft Foods Inc.	Virginia
Kraft Foods International (EU) Ltd.	United Kingdom
Kraft Foods International CEEMA GmbH	Austria
Kraft Foods International Service, Inc.	Delaware
Kraft Foods International, Inc.	Delaware
Kraft Foods Ireland Limited	Ireland
Kraft Foods Italia S.p.A.	Italy
Kraft Foods Jamaica Limited	Jamaica
Kraft Foods Latin America Holding LLC	Delaware
Kraft Foods Latin America MB Holding B.V.	Netherlands
Kraft Foods Latin America NMB B.V.	Netherlands
Kraft Foods Latin America VA Holding B.V.	Netherlands
Kraft Foods Laverune SNC	France
Kraft Foods Limited	Australia

Kraft Foods Limited (Asia)	Hong Kong
Kraft Foods Manufacturing Corporation	Delaware
Kraft Foods Manufacturing Midwest, Inc.	Delaware
Kraft Foods Manufacturing West, Inc.	Delaware
Kraft Foods Maroc SA.	Morocco
Kraft Foods Namur S.A.	Belgium
Kraft Foods Nederland B.V.	Netherlands
Kraft Foods Nicaragua S.A.	Nicaragua
Kraft Foods Norge AS	Norway
Kraft Foods Oesterreich GmbH	Austria
Kraft Foods Panama, S.A.	Panama
Kraft Foods Peru S.A.	Peru
Kraft Foods Polska S.A.	Poland
Kraft Foods Portugal Iberia—Produtos Alimentares S.A.	Portugal
Kraft Foods Portugal Produtos Alimentares Lda.	Portugal
Kraft Foods Postres S.A.	Spain
Kraft Foods Puerto Rico Holding LLC	Delaware
Kraft Foods R & D, Inc.	Delaware
Kraft Foods Romania SA.	Romania
Kraft Foods Schweiz AG	Switzerland
Kraft Foods Schweiz Holding AG	Switzerland
Kraft Foods Slovakia, a.s.	Slovakia
Kraft Foods South Africa (Pty) Ltd.	South Africa
Kraft Foods Strasbourg SNC	France
Kraft Foods Sverige AB	Sweden
Kraft Foods Sverige Holding AB	Sweden
Kraft Foods Taiwan Holdings LLC	Delaware
Kraft Foods Taiwan Limited	Taiwan
Kraft Foods UK Ltd.	United Kingdom
Kraft Foods Uruguay S.A.	Uruguay
Kraft Foods Venezuela, C.A.	Venezuela
Kraft Foods Zagreb d.o.o.	Croatia
Kraft Gida Sanayi Ve Ticaret Anonim Sirketi	Turkey
Kraft Guangtong Food Company, Limited	China
Kraft Insurance (Ireland) Limited	Ireland
Kraft Jacobs Suchard (Australia) Pty Ltd.	Australia
Kraft Jacobs Suchard La Vosgienne	France
Kraft Japan, K.K.	Japan
Kraft Pizza Company	Delaware
Kraft Reinsurance (Ireland) Limited	Ireland
Kraft Tian mei Food (Tianjin) Co., Ltd.	China
Krema Limited	Ireland
KTL S. de R.L. de C.V.	Mexico
Lanes Biscuits Pty Ltd	Australia
Lanes Food (Australia) Pty Ltd	Australia
Lowney Inc.	Canada
Merola Finance B.V.	Netherlands
Mirabell Salzburger Confiserie-Und Bisquit GmbH	Austria
Nabisco Arabia Co. Ltd.	Saudi Arabia
Nabisco Caribbean Export, Inc.	Delaware
Nabisco de Nicaragua, S.A.	Nicaragua
Nabisco Euro Holdings Ltd.	Cayman Islands
Nabisco Food (Suzhou) Co. Ltd.	China
Nabisco Iberia S.L.	Spain

Nabisco International Limited	Delaware
Nabisco Inversiones S.R.L.	Argentina
Nabisco Taiwan Corporation	Taiwan
NISA Holdings LLC	Delaware
NSA Holding LLC	Delaware
OMFC Service Company	Delaware
OOO Kraft Foods	Russia
OOO Kraft Foods RUS	Russia
OOO Kraft Foods Sales & Marketing	Russia
Oy Kraft Foods Finland Ab	Finland
P.T. Kraft Foods Indonesia Limited	Indonesia
P.T. Kraft Ultrajaya Indonesia	Indonesia
Phenix Leasing Corporation	Delaware
Phenix Management Corporation	Delaware
Productos Kraft, S. de R.L.de C.V.	Mexico
Produtos Alimenticios Pilar Ltda.	Brazil
PT Nabisco Foods	Indonesia
Riespri S.L.	Spain
Servicios Integrales Kraft, S. de R.L. de C.V.	Mexico
Seven Seas Foods, Inc.	Delaware
Sheffield Investments, S.L.	Spain
Taloca AG	Switzerland
Taloca Cafe Ltda	Brazil
Taloca y Cia Ltda.	Colombia
Tassimo Corporation	Delaware
The Hervin Company	Oregon
Veryfine Products, Inc.	Massachusetts
Vict. Th. Engwall & Co., Inc.	Delaware
Votesor BV	Netherlands
Yili-Nabisco Biscuit & Food Company Limited	China

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KRAFT FOODS INC. SUBSIDIARIES